UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2024

MOTUS GI HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38389	81-4042793
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1301 East Broward Boulevard, 3rd Floor Ft. Lauderdale, FL	33301
(Address of principal executive offices)	(Zip Code)

(954) 541-8000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	MOTS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On February 21, 2024, Motus GI Holdings, Inc. (the “Company”) entered into a warrant exchange agreement (the “Warrant Exchange Agreement”) with a holder (the “Holder”) of certain of its existing warrants to purchase up to an aggregate of 2,933,334 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) issued to the Holder on December 21, 2023 (the “Existing Warrants”).

Pursuant to the Warrant Exchange Agreement, the Holder agreed to exercise for cash its Existing Warrants at a reduced exercise price of $0.925 per share in consideration for the Company’s agreement to issue in a private placement (i) new series B-1 common stock purchase warrants (the “New Series B-1 Warrants”) to purchase up to 2,200,000 shares of Common Stock (the “New Series B-1 Warrant Shares”) and (ii) new series B-2 common stock purchase warrants (the “New Series B-2 Warrants” and together with the New Series B-1 Warrants, the “New Warrants”) to purchase up to 2,200,001 shares of Common Stock (the “New Series B-2 Warrant Shares” and together with the New Series B-1 Warrant Shares, the “New Warrant Shares”), as described below.

The closing of the transactions contemplated pursuant to the Warrant Exchange Agreement is expected to occur on or about February 26, 2024 (the “Closing Date”), subject to satisfaction of customary closing conditions. The Company expects to receive aggregate gross proceeds of approximately $2.7 million from the exercise of the Existing Warrants by the Holder, before deducting financial advisory fees and other offering expenses payable by the Company. The Company intends to use the net proceeds for working capital and general corporate purposes.

The Company engaged A.G.P./Alliance Global Partners (the “Financial Advisor”) to act as its financial advisor in connection with the transactions summarized above and has agreed to pay the Financial Advisor a cash fee equal to (i) a cash fee equal to 5.0% of the aggregate gross proceeds from the exercise of the Existing Warrants and (ii) reimbursement of certain expenses, in connection with the transaction up to a maximum amount of $50,000, pursuant to that certain financial advisory agreement, by and between the Company and the Financial Advisor, dated as of February 21, 2024 (the “Engagement Letter”).

The shares of Common Stock underlying the Existing Warrants have been registered pursuant to an existing registration statement on Form S-1 (File No. 333-275121), as amended from time to time, and declared effective by the Securities and Exchange Commission (the “SEC”) on December 18, 2023.

The Company has agreed to file a registration statement on Form S-3 providing for the resale of the New Warrant Shares (the “Resale Registration Statement”), within five business days of the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and to use commercially reasonable efforts to cause the Resale Registration Statement to be declared effective by the SEC within 30 days following the date of filing of the Resale Registration Statement (the “Effective Date”) and to keep the Resale Registration Statement effective at all times until the Holder no longer owns any New Warrants or New Warrant Shares.

Pursuant to the Warrant Exchange Agreement, the Company agreed not to issue any shares of Common Stock or Common Stock equivalents or to file any other registration statement with the SEC (in each case, subject to certain exceptions) until ninety (90) days after the Effective Date. The Company has also agreed not to effect or agree to effect any Variable Rate Transaction (as defined in the Warrant Exchange Agreement) until six (6) months after the Effective Date (subject to certain exceptions).

Terms of the New Warrants

Duration and Exercise Price

Each New Warrant will have an exercise price equal to $0.74 per share. The New Series B-1 Warrants will be exercisable upon issuance until the five-year anniversary of the date of issuance. The New Series B-2 Warrants will be exercisable upon issuance until eighteen (18) months after the date of issuance. The exercise price and number of New Warrant Shares issuable upon exercise of the New Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, subsequent rights offerings, pro rata distributions, reorganizations, or similar events affecting the Common Stock and the exercise price.

Exercisability

The New Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s New Warrants to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding Common Stock immediately after exercise, except that upon prior notice from the holder to the Company, the holder may increase or decrease the amount of ownership of outstanding stock after exercising the holder’s New Warrants up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the New Warrants.

Cashless Exercise

If, at the time a holder exercises its New Warrants, a registration statement registering the resale of the New Warrant Shares by the holder under the Securities Act of 1933, as amended (the “Securities Act”) is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part), the net number of shares of Common Stock determined according to a formula set forth in the New Warrants.

Rights as a Stockholder

Except as otherwise provided in the New Warrants or by virtue of the holder’s ownership of shares of Common Stock, such holder of New Warrants does not have the rights or privileges of a holder of Common Stock, including any voting rights, until such holder exercises such holder’s New Warrants. The New Warrants will provide that the holders of the New Warrants have the right to participate in distributions or dividends paid on shares of Common Stock.

Fundamental Transactions

If at any time the New Warrants are outstanding, the Company, either directly or indirectly, in one or more related transactions effect a Fundamental Transaction (as defined in the New Warrants), a holder of New Warrants will be entitled to receive, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if the Company is the surviving corporation, and any additional consideration receivable as a result of the Fundamental Transaction by such holder of the number of shares of Common Stock for which the New Warrants are exercisable immediately prior to the Fundamental Transaction. As an alternative, and at the holder’s option in the event of a Fundamental Transaction, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable fundamental transaction), the Company shall purchase the unexercised portion of the New Warrants from the holder by paying to the holder an amount of cash equal to the Black Scholes Value (as defined in the New Warrants) of the remaining unexercised portion of the New Warrants on the date of the consummation of such Fundamental Transaction.

Waivers and Amendments

The New Warrants may be modified or amended, or the provisions of the New Warrants waived with the Company’s and the holder’s written consent.

The forms of Warrant Exchange Agreement and the New Warrants are attached as Exhibits 10.1, 4.1 and 4.2, respectively. The descriptions of the terms of the Warrant Exchange Agreement and the New Warrants are not intended to be complete and are qualified in their entirety by reference to such exhibits. The Warrant Exchange Agreement contains customary representations, warranties and covenants by the Company which were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Amendment to Other Warrants

In connection with the transaction, the Company also agreed to amend, effective upon the closing of transaction, the terms of Series A common stock purchase warrants to purchase up to 2,933,334 shares of Common Stock issued in December 2023 held by the same institutional investor to reduce the existing exercise price thereof to $0.74 per share and warrants to purchase up to 296,133 shares of Common Stock issued in May 2023 held by the institutional investor, to reduce the existing exercise price thereof to $0.74. Both warrants will have an extended expiration date to February 26, 2029. All of the other terms of such warrants will remain unchanged. The forms of amendments to the Series A common stock purchase warrants are attached hereto as Exhibits 10.2 and 10.3, respectively. The descriptions of the terms of the forms of amendments are not intended to be complete and are qualified in their entirety by reference to such exhibits.

The Company issued a press release on February 22, 2024 announcing the entering into of the Warrant Exchange Agreement, which press release is attached as Exhibit 99. 1 hereto.

Item 3.02 Unregistered Sales of Equity Securities.

The New Warrants and the New Warrant Shares have not been registered under the Securities Act and were offered pursuant to the exemption from registration provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder.

The description of the New Warrants under Item 1.01 of this Form 8-K is incorporated by reference herein.

Item 3.03 Material Modifications to Rights of Security Holders.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.03 in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of New Warrant for the Series B-1 Warrant.
4.2	Form of New Warrant for the Series B-2 Warrant.
10.1	Form of Warrant Exchange Agreement.
10.2	Form of Amendment to the Common Warrant.
10.3	Form of Amendment No. 1 to the Series A Common Stock Purchase Warrant.
99.1	Press Release of the Company, dated February 22, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2024	MOTUS GI HOLDINGS, INC.

	By:	/s/ Mark Pomeranz
Mark Pomeranz
Chief Executive Officer